Forum Energy Technologies Announces
Fourth Quarter and Full Year 2018 Results

•	Cash flow from operations of $27 million and free cash flow of $23 million in 4Q18

•	Revenue of $273 million in 4Q18, up 2% q/q

•	Net loss of $384 million and adjusted EBITDA of $21 million in 4Q18
HOUSTON, TEXAS, February 7, 2019 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2018 revenue of $273 million, an increase of $6 million, or 2%, from the third quarter 2018. Net loss for the quarter was $384 million, or $3.52 per diluted share, compared to net loss of $3 million, or $0.03 per diluted share, for the third quarter 2018. Excluding $392 million, or $3.60 per share of impairments and special items, adjusted net income was $0.08 per diluted share in the fourth quarter of 2018.
Special items in the fourth quarter 2018 included pre-tax charges of $349 million for goodwill and intangible asset impairments, $26 million for inventory reserves, $8 million for restructuring and other charges, and $2 million of foreign exchange gains. In addition, our tax expense included a $50 million valuation allowance on our deferred tax assets. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
New orders in the fourth quarter were $271 million, resulting in a book to bill ratio of 99%.
Forum’s total revenue for the full year 2018 was $1,064 million, an increase of $246 million, or 30%, from 2017. Net loss was $374 million, or $3.44 per diluted share. Excluding $3.46 per share of special items, adjusted net income was $0.02 per diluted share for the full year 2018 compared to adjusted net loss of $0.38 in 2017. New inbound orders in the year were $1,116 million, a 28% increase from 2017, resulting in a book to bill ratio of 105%.
Segment Results
Completions segment revenue was $120 million, an increase of $2 million, or 2% sequentially, primarily due to the acquisition of Global Heat Transfer (“GHT”) in the fourth quarter, offset by lower completions activity in North America associated with the precipitous decline in oil prices during the fourth quarter. New inbound orders in the fourth quarter were $133 million, an increase of $18 million, or 16%, from the third quarter. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets.

Production & Infrastructure segment revenue was $91 million, a 4% decrease from the third quarter 2018, on lower sales of valves in North America. New inbound orders in the fourth quarter were $76 million, a 24% decrease sequentially, due to the large well site production equipment orders received in the third quarter for 2019 delivery, and the deferral of new orders by some of our customers due to budget exhaustion. The Production & Infrastructure segment manufactures land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Drilling & Subsea segment revenue was $62 million, an increase of $8 million, or 14%, from the third quarter 2018, primarily due to sales of drilling equipment for the Middle East and orders received for two new remotely operated vehicles. New inbound orders in the fourth quarter were $62 million, a 3% increase from the third quarter. Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "The market clearly softened in the fourth quarter, yet another change in market direction and sentiment, demonstrating the unpredictability of trends in our industry.
"As a result, Forum’s strategy will be to manage the business for success despite the market’s volatility and to not be dependent on a broad based, robust recovery. Our emphasis will be on generating free cash flow on a consistent and continuous basis. In the fourth quarter, our free cash flow was $23 million, a sequential improvement of $27 million. We ended the quarter with approximately $215 million of total liquidity.
"We are streamlining the business for efficiency in the current market. Forum has a number of strong products and brands with market share opportunity. I believe we have a strong financial position and low financial risk given our ability to generate free cash flow and our cost efficient model going forward."
Recent Events
Forum received an order in the fourth quarter of 2018 for two Perry XLX-C work-class remotely operated vehicle systems for oil and gas operations.
Forum received a large international order for twenty-five coiled tubing pressure control equipment packages in the fourth quarter.
During the fourth quarter, Forum acquired GHT for $53 million in cash consideration and an earn-out arrangement under which additional cash consideration will be paid if certain conditions are met in 2019 and 2020. GHT engineers and manufactures premium industrial heat exchanger and cooling systems used primarily on hydraulic fracturing equipment as well as applications in other industries.

Conference Call Information
Forum's conference call is scheduled for Friday, February 8, 2019 at 9:00 AM CDT. During the call, the Company intends to discuss fourth quarter and full year 2018 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 3597240. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 3597240.
Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include a mix of frequently replaced consumable products and highly engineered capital products that are used in the drilling, well completion, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2018	2017	2018
Revenue	$272.9	$247.7	$267.0
Cost of sales	231.0	194.7	192.5
Gross profit	41.9	53.0	74.5
Operating expenses
Selling, general and administrative expenses	71.6	67.9	71.8
Transaction expenses	1.3	4.8	0.8
Goodwill and intangible asset impairment	349.0	0.4	—
Loss on disposal of assets and other	1.1	0.6	0.2
Total operating expenses	423.0	73.7	72.8
Earnings (loss) from equity investment	0.1	(6.4)	0.7
Operating income (loss)	(381.0)	(27.1)	2.4
Other expense (income)
Interest expense	8.7	7.5	7.9
Foreign exchange losses (gains) and other, net	(2.6)	0.7	(1.3)
Gain realized on previously held equity investment	—	(120.4)	—
Total other (income) expense, net	6.1	(112.2)	6.6
Income (loss) before income taxes	(387.1)	85.1	(4.2)
Income tax expense (benefit)	(3.4)	36.0	(1.1)
Net income (loss) (1)	$(383.7)	$49.1	$(3.1)

Weighted average shares outstanding
Basic	109.1	105.9	108.9
Diluted	109.1	108.6	108.9

Earnings (loss) per share
Basic	$(3.52)	$0.46	$(0.03)
Diluted	$(3.52)	$0.45	$(0.03)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Twelve months ended
	December 31,
(in millions, except per share information)	2018	2017
Revenue	$1,064.2	$818.6
Cost of sales	807.8	629.8
Gross profit	256.4	188.8
Operating expenses
Selling, general and administrative expenses	287.0	253.7
Goodwill and intangible asset impairments	363.5	69.1
Transaction expenses	3.4	6.5
Loss (gain) on disposal of assets and other	(0.4)	2.1
Total operating expenses	653.5	331.4
Earnings from equity investment	0.1	1.0
Operating loss	(397.0)	(141.6)
Other expense (income)
Interest expense	32.5	26.8
Foreign exchange losses (gains) and other, net	(6.2)	7.3
Gain realized on previously held equity investment	—	(120.4)
Gain on contribution of subsea rentals business	(33.5)	—
Total other income	(7.2)	(86.3)
Loss before income taxes	(389.8)	(55.3)
Income tax expense (benefit)	(15.7)	4.1
Net loss (1)	$(374.1)	$(59.4)

Weighted average shares outstanding
Basic	108.8	98.7
Diluted	108.8	98.7

Loss per share
Basic	$(3.44)	$(0.60)
Diluted	$(3.44)	$(0.60)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$47.2	$115.2
Accounts receivable—trade, net	206.1	202.9
Inventories, net	479.0	443.2
Other current assets	33.7	29.1
Total current assets	766.0	790.4
Property and equipment, net of accumulated depreciation	177.4	197.3
Goodwill and other intangibles, net	828.7	1,198.3
Investment in unconsolidated subsidiary	45.0	—
Other long-term assets	12.6	9.2
Total assets	$1,829.7	$2,195.2
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$1.2	$1.2
Other current liabilities	235.7	215.1
Total current liabilities	236.9	216.3
Long-term debt, net of current portion	517.5	506.8
Other long-term liabilities	45.1	63.1
Total liabilities	799.5	786.2
Total stockholders’ equity	1,030.2	1,409.0
Total liabilities and equity	$1,829.7	$2,195.2

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2018	2017
Cash flows from operating activities
Net loss	$(374.1)	$(59.4)
Goodwill and intangible asset impairments	363.5	69.1
Depreciation and amortization	74.6	65.1
Gain on contribution of subsea rentals business	(33.5)	—
Gain realized on previously held equity investment	—	(120.4)
Other, primarily working capital	(28.1)	5.6
Net cash provided by (used in) operating activities	2.4	(40.0)

Cash flows from investing activities
Capital expenditures for property and equipment	(24.0)	(26.7)
Proceeds from sale of business, property and equipment	9.3	2.0
Acquisition of businesses, net of cash acquired	(60.6)	(162.2)
Investment in unconsolidated subsidiary	—	(1.0)
Net cash used in investing activities	(75.4)	(188.0)

Cash flows from financing activities
Borrowings of debt	222.0	107.4
Repayments of debt	(212.9)	(1.2)
Repurchases of stock	(2.8)	(4.7)
Proceeds from stock issuance	0.2	1.5
Other	—	(2.4)
Net cash provided by financing activities	6.5	100.6

Effect of exchange rate changes on cash	(1.5)	8.2
Net decrease in cash, cash equivalents and restricted cash	$(68.0)	$(119.2)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2018	December 31, 2017	September 30, 2018
Revenue
Drilling & Subsea	$62.3	$54.1	$54.5	$62.3	$54.1	$54.5
Completions	120.3	103.3	118.5	120.3	103.3	118.5
Production & Infrastructure	91.1	91.6	95.3	91.1	91.6	95.3
Eliminations	(0.8)	(1.3)	(1.3)	(0.8)	(1.3)	(1.3)
Total revenue	$272.9	$247.7	$267.0	$272.9	$247.7	$267.0

Operating income (loss)
Drilling & Subsea (1)	$(9.1)	$(8.0)	$(8.5)	$(2.9)	$(6.5)	$(3.2)
Operating income margin %	(14.6)%	(14.8)%	(15.6)%	(4.7)%	(12.0)%	(5.9)%
Completions (1)	(4.6)	(5.5)	15.4	7.7	10.3	15.0
Operating income margin %	(3.8)%	(5.3)%	13.0%	6.4%	10.0%	12.7%
Production & Infrastructure	(7.1)	0.7	5.3	3.3	5.0	5.4
Operating income margin %	(7.8)%	0.8%	5.6%	3.6%	5.5%	5.7%
Corporate	(8.8)	(8.5)	(8.8)	(5.7)	(8.1)	(6.9)
Total segment operating income (loss)	(29.6)	(21.3)	3.4	2.4	0.7	10.3
Other items not in segment operating income (2)	(351.4)	(5.8)	(1.0)	(0.3)	0.1	—
Total operating income (loss)	$(381.0)	$(27.1)	$2.4	$2.1	$0.8	$10.3
Operating income margin %	(139.6)%	(10.9)%	0.9%	0.8%	0.3%	3.9%

EBITDA (3)
Drilling & Subsea	$(247.5)	$(2.0)	$(2.9)	$1.8	$(0.2)	$1.5
EBITDA Margin %	(397.3)%	(3.7)%	(5.3)%	2.9%	(0.4)%	2.8%
Completions	(97.1)	122.3	27.2	19.3	21.7	26.8
EBITDA Margin %	(80.7)%	118.4%	23.0%	16.0%	21.0%	22.6%
Production & Infrastructure	(6.1)	2.1	7.2	5.4	7.3	7.6
EBITDA Margin %	(6.7)%	2.3%	7.6%	5.9%	8.0%	8.0%
Corporate	(9.1)	(10.0)	(9.2)	(5.6)	(8.2)	(6.8)
Total EBITDA	$(359.8)	$112.4	$22.3	$20.9	$20.6	$29.1
EBITDA Margin %	(131.8)%	45.4%	8.4%	7.7%	8.3%	10.9%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and goodwill and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Twelve months ended		Twelve months ended
(in millions of dollars)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue
Drilling & Subsea	$229.1	$234.7	$229.1	$234.7
Completions	478.0	260.2	478.0	260.2
Production & Infrastructure	361.4	327.3	361.4	327.3
Eliminations	(4.3)	(3.6)	(4.3)	(3.6)
Total revenue	$1,064.2	$818.6	$1,064.2	$818.6

Operating income (loss)
Drilling & Subsea (1)	$(33.7)	$(31.6)	$(18.9)	$(27.5)
Operating income margin %	(14.7)%	(13.5)%	(8.2)%	(11.7)%
Completions (1)	32.3	(6.7)	50.7	9.3
Operating income margin %	6.8%	(2.6)%	10.6%	3.6%
Production & Infrastructure	6.0	7.8	16.8	12.7
Operating income margin %	1.7%	2.4%	4.6%	3.9%
Corporate	(35.1)	(33.4)	(29.6)	(31.5)
Total segment operating income (loss)	(30.5)	(63.9)	19.1	(37.0)
Other items not in segment operating income (loss) (2)	(366.5)	(77.7)	2.0	0.3
Total operating income (loss)	$(397.0)	$(141.6)	$21.1	$(36.7)
Operating income margin %	(37.3)%	(17.3)%	2.0%	(4.5)%

EBITDA (3)
Drilling & Subsea	$(229.2)	$(81.2)	$0.7	$(1.1)
EBITDA Margin %	(100.0)%	(34.6)%	0.3%	(0.5)%
Completions	(30.5)	138.1	98.4	39.8
EBITDA Margin %	(6.4)%	53.1%	20.6%	15.3%
Production & Infrastructure	14.0	16.2	26.6	21.7
EBITDA Margin %	3.9%	4.9%	7.4%	6.6%
Corporate	(37.0)	(36.4)	(29.3)	(31.3)
Total EBITDA	$(282.7)	$36.7	$96.4	$29.1
EBITDA Margin %	(26.6)%	4.5%	9.1%	3.6%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain (loss) on disposal of assets, and goodwill and intangible asset impairments
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2018	December 31, 2017	September 30, 2018
Orders
Drilling & Subsea	$62.1	$49.6	$60.2
Completions	133.1	101.1	114.7
Production & Infrastructure	75.6	80.8	99.6
Total orders	$270.8	$231.5	$274.5

Revenue
Drilling & Subsea	$62.3	$54.1	$54.5
Completions	120.3	103.3	118.5
Production & Infrastructure	91.1	91.6	95.3
Eliminations	(0.8)	(1.3)	(1.3)
Total revenue	$272.9	$247.7	$267.0

Book to bill ratio (1)
Drilling & Subsea	1.00	0.92	1.10
Completions	1.11	0.98	0.97
Production & Infrastructure	0.83	0.88	1.05
Total book to bill ratio	0.99	0.93	1.03

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2018			December 31, 2017			September 30, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(381.0)	$(359.8)	$(383.7)	$(27.1)	$112.4	$49.1	$2.4	$22.3	$(3.1)
% of revenue	(139.6)%	(131.8)%		(10.9)%	45.4%		0.9%	8.4%
Restructuring charges and other	6.2	6.2	6.2	3.3	3.3	3.3	7.3	7.3	7.3
Transaction expenses	1.3	1.3	1.3	4.8	4.8	4.8	0.8	0.8	0.8
Inventory and other working capital adjustments	26.1	26.1	26.1	13.0	13.0	13.0	(0.7)	(0.7)	(0.7)
Goodwill and intangible asset impairment	349.0	349.0	349.0	0.4	0.4	0.4	—	—	—
Gain realized on previously held equity investment	—	—	—	—	(120.4)	(120.4)	—	—	—
Acquisition related equity-based compensation recorded by equity investment subsidiary	—	—	—	6.4	6.4	6.4	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	—	—	—	—	—
Amortization of basis difference for equity method investment (2)	0.5	0.5	0.5	—	—	—	0.5	0.5	0.5
Loss (gain) on foreign exchange, net (3)	—	(2.4)	(2.4)	—	0.7	0.7	—	(1.1)	(1.1)
Income tax expense (benefit) of adjustments	—	—	(38.6)	—	—	23.5	—	—	(1.2)
Impact of U.S. tax reform	—	—	—			10.1	—	—	0.3
Valuation allowance on deferred tax assets	—	—	50.0	—	—	4.5	—	—	—
As adjusted(1)	$2.1	$20.9	$8.4	$0.8	$20.6	$(4.6)	$10.3	$29.1	$2.8
% of revenue	0.8%	7.7%		0.3%	8.3%		3.9%	10.9%

Diluted shares outstanding as reported			109.1			108.6			108.9
Diluted shares outstanding as adjusted			109.7			105.9			110.8

Diluted EPS - as reported			$(3.52)			$0.45			$(0.03)
Diluted EPS - as adjusted			$0.08			$(0.04)			$0.03

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a non-operating gain due to this basis difference which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items
	Twelve months ended
	December 31, 2018			December 31, 2017
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(397.0)	$(282.7)	$(374.1)	$(141.6)	$36.7	$(59.4)
% of revenue	(37.3)%	(26.6)%		(17.3)%	4.5%
Restructuring charges and other	17.8	17.8	18.1	9.9	9.9	9.9
Transaction expenses	3.4	3.4	3.4	6.5	6.5	6.5
Inventory and other working capital adjustments	31.5	31.5	31.5	13.0	13.0	13.0
Goodwill and intangible asset impairment	363.5	363.5	363.5	69.1	69.1	69.1
Gain realized on previously held equity investment	—	—	—	—	(120.4)	(120.4)
Acquisition related equity-based compensation recorded by equity investment subsidiary	—	—	—	6.4	6.4	6.4
Gain on contribution of subsea rentals business	—	(33.5)	(33.5)	—	—	—
Amortization of basis difference for equity method investment (2)	1.9	1.9	1.9	—	—	—
Loss (gain) on foreign exchange, net (3)	—	(5.5)	(5.5)	—	7.9	7.9
Income tax expense (benefit) of adjustments	—	—	(37.8)	—	—	14.9
Impact of U.S. tax reform	—	—	(15.6)	—	—	10.1
Valuation allowance on deferred tax assets	—	—	50.0	—	—	4.5
As adjusted(1)	$21.1	$96.4	$1.9	$(36.7)	$29.1	$(37.5)
% of revenue	2.0%	9.1%		(4.5)%	3.6%

Diluted shares outstanding as reported			$108.8			$98.7
Diluted shares outstanding as adjusted			$110.5			$98.7

Diluted EPS - as reported			$(3.44)			$(0.60)
Diluted EPS - as adjusted			$0.02			$(0.38)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a non-operating gain due to this basis difference which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2018	December 31, 2017	September 30, 2018
EBITDA reconciliation (1)
Net income (loss)	$(383.7)	$49.1	$(3.1)
Interest expense	8.7	7.5	7.9
Depreciation and amortization	18.6	19.8	18.6
Income tax expense (benefit)	(3.4)	36.0	(1.1)
EBITDA	$(359.8)	$112.4	$22.3

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Twelve months ended
(in millions of dollars)	December 31, 2018	December 31, 2017
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(374.1)	$(59.4)
Interest expense	32.5	26.8
Depreciation and amortization	74.6	65.2
Income tax expense (benefit)	(15.7)	4.1
EBITDA	$(282.7)	$36.7

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Twelve months ended
(in millions of dollars)	December 31, 2018	December 31, 2017
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$2.4	$(40.0)
Capital expenditures for property and equipment	(24.0)	(26.7)
Proceeds from sale of business, property and equipment	9.3	2.0
Free cash flow, before acquisitions	$(12.3)	$(64.7)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	December 31, 2018		December 31, 2017		September 30, 2018
Revenue:	$	%	$	%	$	%
Drilling Technologies	$45.8	16.8%	$38.5	15.5%	$43.3	16.2%
Subsea Technologies	16.5	6.0%	15.6	6.3%	11.2	4.2%
Drilling & Subsea	62.3	22.8%	54.1	21.8%	54.5	20.4%

Downhole Technologies	26.4	9.7%	22.4	9.0%	27.5	10.3%
Stimulation and Intervention	62.3	22.8%	45.4	18.3%	54.8	20.5%
Coiled Tubing	31.6	11.6%	35.5	14.3%	36.2	13.6%
Completions	120.3	44.1%	103.3	41.6%	118.5	44.4%

Production Equipment	37.0	13.6%	35.0	14.1%	37.4	14.0%
Valve Solutions	54.1	19.8%	56.6	22.9%	57.9	21.7%
Production & Infrastructure	91.1	33.4%	91.6	37.0%	95.3	35.7%
Eliminations	(0.8)	(0.3)%	(1.3)	(0.4)%	(1.3)	(0.5)%
Total Revenue	$272.9	100.0%	$247.7	100.0%	$267.0	100.0%